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                                                                       EXHIBIT 8

W. MICHAEL WALKER
RICHMOND
(804) 771-9590
E-MAIL ADDRESS:
mwalker@hfwca.com


January __, 2001


Virginia's Physician Network, Inc.
c/o C. Gregory Lockhart, M.D.
P.O. Box 500
Richmond, VA 23218-0500

Re:  Tax Opinion Letter
     ------------------

Dear Dr. Lockhart:

     We have acted as counsel to Virginia's Physician Network, Inc. ("VPN") in connection with the Registration Statement No. _______________ on Form S-4 filed on _______________, and Amendment No. 1 thereto filed on the date hereof (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed acquisition by United HealthCare Services, Inc, a wholly-owned subsidiary of UnitedHealth Group Incorporated, of all of the stock owned by VPN in United HealthCare of Virginia, Inc. ("UHC Virginia"). This opinion is delivered in accordance with the requirements of Item 601(b)(8) of the Regulation S-K under the Securities Act.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Joint Proxy Statement/Prospectus included therein (the "Joint Proxy Statement/Prospectus") and such other documents as we have deemed necessary or appropriate.

     We hereby confirm that the discussions in the Joint Proxy Statement/ Prospectus under the captions "SUMMARY -- U.S. Federal Income Tax Consequences of the Proposed Transaction" and "THE PROPOSED TRANSACTION
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                                                                January 10, 2001
                                                                          Page 2

-- Certain Federal Income Tax Considerations" are a fair and accurate summary of the matters addressed therein, based upon current law and the facts and assumptions stated or referred to therein, subject to the limitations and qualifications set forth therein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.

     We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement and to the use of our name under the caption "THE PROPOSED TRANSACTION -- Certain Federal Income Tax Considerations" in the Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                               Sincerely,


                               Hirschler, Fleischer, Weinberg, Cox & Allen, P.C.